EXHIBIT 99.1
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FOR IMMEDIATE RELEASE . . . AUGUST 7, 2003
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For More Information, Contact:

     Mark J. Wright                                      Dolores Chenoweth
     Vice President & Chief Financial Officer            in.ves'com
     Western Power & Equipment Corp.                     (503) 469-0338
     (360) 253-2346

                       WESTERN POWER & EQUIPMENT ANNOUNCES
               TERMINATION OF AGREEMENT TO EXCHANGE ITS OPERATING
                     SUBSIDIARY FOR CDKNET.COM, INC. SHARES


Vancouver, Washington -- Western Power & Equipment Corp. (OTCBB: WPEC) announced today that its previously announced agreement entered into with CDKnet.com, Inc. (OTCBB:CDKX) to exchange Western's ownership of its operating subsidiary for shares of CDKnet.com, Inc. common stock has been terminated. Western was informed by CDK on July 18, 2003 that CDK was terminating the agreement due to a failure by both parties to complete the transaction in a timely manner.

Western intends to continue to seek other business opportunities with the intent of increasing shareholder value.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements in this release with respect to Western Power's business, financial condition and results of operations are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond Western Power's control with respect to market acceptance, whether financing will be available, as well as certain other risk factors which are and may be detailed from time to time in Western Power's filings with the Securities and Exchange Commission.

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